99.1 Press Release


Expansion of Operations and Corporate Reorganization announced by Visual Edge Systems, Inc.

     Boca Raton, Florida. July 13, 2000 -- Visual Edge Systems Inc. (OTC BB:
EDGE), producers of the Greg Norman One-on-One interactive golf lessons, announced today the proposed expansion of its operations and reorganization and restructuring of the company.

Expansion of Operations

Edge intends to expand significantly its operations to include:

o Operating, financing and developing technology-oriented companies internationally through subsidiaries and affiliated companies;

o Building minority strategic positions in companies that provide services and/or products that complement Edge's strategy and majority owned businesses; and

o Promoting and integrating cross business relationships among Edge's network of companies while developing strategic partnerships with successful global technology companies, scientific organizations and investment and consulting partners.

Edge intends to focus on industries where technology can increase profitability and create new business opportunities. Edge has identified specific opportunities in industries including biotechnology, communications and information technology.

Corporate Changes

     Edge intends, subject to stockholder approval, to change its name from Visual Edge Systems, Inc. to Edge Technology Group, Inc. to better describe the expanded scope of its operations. Additionally, subject to stockholder approval, Edge intends to transfer its current lines of CD-ROM products with Internet delivery into a wholly-owned subsidiary corporation which will retain the name Visual Edge Systems, Inc.

Corporate Reorganization

     In connection with the expansion of Edge's operations, the holders of Edge's convertible notes and Series A-2 Convertible Preferred Stock have entered into an Agreement and Fourth Amendment of Bridge Securities Purchase Agreement with Edge. Under the Fourth Amendment, the holders of the convertible securities have agreed that, subject to the satisfaction of certain conditions, they will convert all their convertible securities based on a formula of four shares of common stock for each $1.00 in value of principle and interest outstanding under the convertible notes and for each $1.00 in value of liquidation amount of the Series A-2 Preferred Stock and of unpaid dividends. The number of shares of common stock issuable upon a conversion using this formula is


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approximately 26,800,000 before taking into account the reverse stock split discussed below. This conversion will eliminate a substantial portion of Edge's debt and enhance future opportunities to raise new capital.

     As part of the reorganization, Edge intends to raise new capital and believes the conversion will assist it in these efforts. Edge must complete its contemplated capital raise of at least $3.0 million in net proceeds as a condition to the conversion. As a further condition to the reorganization occurring, Edge must cause a reverse stock split which converts four shares of Edge's common stock into one share of Edge's common stock. The reorganization is expected to close in early August 2000.

     At the closing of the reorganization, Mr. Pierre Koshakji is expected to become president and chief executive officer of Edge and Mr. Johan Schotte is expected to become chairman of the board, Messrs. Koshakji and Schotte have consented to serving in these positions, subject to Edge fulfilling certain conditions. Mr. Koshakji is president of Entertainment Education Enterprises Corporation, a Dallas-based investment and management company, and is an electrical engineer and management executive by training and experience. Mr. Schotte is founder and chairman of Media Trust S.A., a private Luxembourg-based multinational investment and management company and is currently serving as chief executive officer and chairman of Odyssey Pictures Corporation, a portfolio company of Media Trust S.A.

     Having stabilized Edge's business, Mr. Ronald Seale, the chairman of the board, president and chief executive officer of Edge, is stepping down from his positions as part of the reorganization, Mr. Seale will continue to act as a consultant to the company with primary responsibility for business development for Edge's current sports technology operations.

     We cannot assure our investors that the transactions discussed in this press release will close, that such transactions will prove successful or that unforeseen developments will not occur, any of which could have a material adverse effect on our business, financial condition and results of operations.

This statement contains references to future events and results, including anticipated transactions involving Visual Edge Systems Inc. These statements are forward-looking statements regarding future events and the future financial performance of Visual Edge and no assurances can be made regarding their eventual occurrence. Actual occurrences and results may differ substantially and materially from those projected as a result of risks and uncertainties detailed in Visual Edge's periodic reports and registration statements filed with the Securities and Exchange Commission (viewable at www.sec.gov), including its Form 10-K for the year ended December 31, 1999, and Form 8-K filed in connection with the transactions contemplated in this statement.


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Corporate changes

     Edge intends, subject to stockholder approval, to change its name from Visual Edge Systems, Inc. to Edge Technology Group, Inc. to better describe the expanded scope of its operations. Additionally, subject to stockholder approval, Edge intends to transfer its side-by-side video comparison operations into a wholly-owned subsidiary corporation that will retain the name Visual Edge Systems, Inc.

Corporate reorganization

     In connection with the expansion of Edge's operations, the holders of the Edge's convertible securities, consisting of Edge's convertible notes and Series A-2 Convertible Preferred Stock, have entered into an Agreement and Fourth Amendment of Bridge Securities Purchase Agreement with Edge. Under the Fourth Amendment, the holders of the convertible securities have agreed that, subject to the satisfaction of conditions, they will convert all their convertible securities based on a formula of four (4) shares of common stock for each $1.00 in value of principle and interest outstanding under the convertible notes and for each $1.00 in value of liquidation amount of the Series A-2 Preferred Stock and of unpaid dividends. The number of shares of common stock issuable upon a conversion using this formula is approximately [___] million before taking into account the reverse stock split discussed below. Furthermore, the holders of the convertible securities have agreed not convert their convertible securities or take any other action as a remedy under the Securities Purchase Agreement until August 9, 2000.

     The conditions Edge must fulfill by August 9, 2000 include:

o    Edge must have effected a reverse stock split which converts at least four
     (4) shares of Edge's common stock into one (1) share of Edge's common stock.

o Edge must have effected the sale and issuance of its securities to investors providing net proceeds of at least $4.0 million to Edge.

o Edge must have secured the services of Pierre Koshakji and Johann Schotte as officers of Edge. Messrs. Koshakji and Schotte have consented to serving in these positions, subject to Edge fulfilling certain conditions. [Consider adding biographies]

o Edge must have paid Infinity approximately $39,000, an amount which has been advanced by Infinity to Edge for working capital purposes.

o Edge must have restructured, on terms acceptable to Infinity, the terms of approximately $180,000 in notes due to Infinity.

o    Edge must have consummated its investment in Hencie.com, Inc.

     We cannot assure our investors that the transactions discussed in this press release will close, that such transactions will prove successful or that unforseen developments


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will not occur, any of which could have a material adverse effect on our business, financial condition and results of operations.

This statement contains references to future events and results, including anticipated transactions involving Visual Edge Systems Inc. These statements are forward-looking statements regarding future events and the future financial performance of Visual Edge and no assurances can be made regarding their eventual occurrence. Actual occurrences and results may differ substantially and materially from those projected as a result of risks and uncertainties detailed in Visual Edge's periodic reports and registration statements filed with the Securities and Exchange Commission (viewable at www.sec.gov), including its Form 10-K for the year ended December 31, 1999, and Form 8-K filed in connection with the transactions contemplated in this statement.